THIRD QUARTER 2017 EARNINGS PRESENTATION OCTOBER 19, 2017 Exhibit 99.2

DISCLAIMER Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.   Non-GAAP Measures This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non- GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. 2

1 – Unless otherwise noted, all comparative statements are made with reference to second quarter 2017 results. THIRD QUARTER UPDATE1 3 Balance Sheet Management ▪ Average deposits were up $918 million, or 4% ▪ Network deposits were down approximately $600 million ▪ On track to deliver mid-single digit annual average loan growth Fee Businesses ▪ Noninterest income increased $3 million ▪ Mortgage banking income increased $2 million ▪ Increased BOLI policy payouts Expense Management ▪ Noninterest expense increased $1 million ▪ YTD expenses are up less than 1% from the comparable period last year ▪ On track to deliver less than 1% expense growth year-over-year (including Whitnell) Capital & Credit Management ▪ Return on average common equity Tier 1 (CET1) of 11.7% ▪ Repurchased 1.6 million common shares at an average price of $23.59 ▪ Improving credit dynamics Growing Interest Income Improving Credit Dynamics Continued Efficiency Improvement Expanding Bottom Line 3Q 2017: Net income available to common equity of $63 million, or $0.41 per common share

Home equity & other consumer 6% Commercial & business 35% Residential mortgage 35% CRE investor 16%Construction 8% 4 LOAN PORTFOLIO $32 $30 $9 $5 $(11) $(30) $(40) 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $1.4 $1.3 $1.3 $1.3 $1.3 $6.3 $6.3 $6.6 $7.0 $7.3 $4.9 $4.9 $5.0 $5.0 $5.0 $7.6 $7.4 $7.2 $20.1 $7.3 $7.3 $20.9 ($ in millions) Average Net Loan Change (from 2Q 2017)Average Quarterly Loans Home equity & other consumer Commercial real estate Residential mortgage Power & utilities Mortgage warehouse REIT ($ in billions) General commercial Oil and gas Home equity & other consumer Commercial real estate Residential mortgage Commercial & business Commercial: 59% Consumer: 41% 1 – On a combined basis, third quarter 2017 period end CRE Investor and Construction portfolios included $1.4 billion of multi-family balances and $1.2 billion of retail balances. Within the $1.2 billion CRE retailer portfolio, our largest tenant exposure is 5%, spread over six loans, to a national investment grade grocer. 2 – Unsecured investment grade REITs, with retail tenant exposure, made up approximately $192 million, or 3%, of commercial and business lending average balances. 2 1 1 $20.5$20.1 Loan Mix – 3Q 2017 (Average) $382 $20.0

5 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 91% 92% 92% 96% 94% ($ in billions) Money market 42% Time Deposits 10% Savings 7% Noninterest -bearing demand 22% Interest- bearing demand 19% DEPOSIT PORTFOLIO 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $1.6 $1.6 $1.6 $1.8 $2.2 $1.4 $1.5 $1.5 $1.5 $1.5 $9.1 $9.3 $9.2 $9.1 $9.4 $4.2 $4.1 $4.3 $4.3 $4.3 $5.2 $5.3 $5.0 $4.9 $5.0 $22.4 Loan to Deposit Ratio Deposit Mix – 3Q 2017 (Average) Average Quarterly Deposits Time deposits Money market Noninterest-bearing demand Savings Interest-bearing demand $21.4 $21.7 $21.5 $21.5

6 NET INTEREST INCOME AND MARGIN 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $178 $178 $184 $1 $179 $2 $180 $1 $180 $2 $190 2.77% 2.80% 2.84% 2.83% 2.84% Average Yields Net Interest Income & Net Interest Margin ($ in millions) Interest recoveries, prepayment fees, & deferred fees Net interest income net of interest recoveries, prepayment fees, & deferred fees Net interest margin Total commercial loans Investments and other Total residential mortgage loans Total interest-bearing liabilities <$1 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 3.29% 3.36% 3.52% 3.69% 3.93% 3.15% 3.14% 3.25% 3.23% 3.26% 2.29% 2.25% 2.39% 2.42% 2.40% 0.41% 0.42% 0.52% 0.65% 0.77% $179 $184 $188

Mortgage banking, net 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $12 $5 $5 $7 $7 $8 $4 $4 $5 $3 $3 $23 $3 $4 $13 $7 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $66 $63 $67 $67 $66 $95 $92 $80 $82 $86 NONINTEREST INCOME ($ IN MILLIONS) 1 – Fee-based revenue = A non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions. Please refer to the appendix for a reconciliation of fee-based revenue to total noninterest income. Trust, Insurance, and Brokerage Income Capital market fees, net Portfolio loan sales Fee-based revenue1 $9 7 Bank owned life insurance 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $35 $34 $38 $38 $37 $9 $18 $11 $29

YTD 3Q13 YTD 3Q14 YTD 3Q15 YTD 3Q16 YTD 3Q17 70% 70% 70% 68% 66%68% 68% 68% 66% 64% 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $104 $107 $104 $105 $106 $175 $179 $174 $176 $177 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $15 $14 $15 $13 $12 NONINTEREST EXPENSE ($ IN MILLIONS) 1 – The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio, which is a non-GAAP financial measure, is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax- equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Please refer to the appendix for a reconciliation of the Federal Reserve efficiency ratio to the fully tax-equivalent efficiency ratio. Efficiency Ratio1 Personnel Fully tax-equivalentFederal Reserve 8 Occupancy Expense Trend

9 CREDIT QUALITY ($ IN MILLIONS) Potential Problem Loans Nonaccrual Loans Net Charge Offs (Recoveries) Allowance to Total Loans / Oil and Gas Loans 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $270 $276 $262 $226 $220 $171 $441 $75 $351 $78 $340 $37 $263 $39 $259 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $163 $128 $126 $118 $119 $127 $290 $147 $275 $134 $260 $114 $232 $92 $211 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 1.4% 1.4% 1.4% 1.4% 1.3% 5.5% 5.7% 6.7% 5.4% 5.2% Oil and Gas Oil and Gas Oil and Gas ALLL / Total Loans Oil and Gas ALLL / Oil and Gas Loans 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $(4) $3 $3 $22 $18 $6 $9 $6 $12 $13 $8 $11 $1

ASSET MANAGEMENT EXPANSION

Enhanced Big-Firm Financial Services With a Family Touch

- On October 2, 2017, we completed the acquisition of a wealth management organization, Whitnell & Co., an Oak Brook, Illinois based, $1 billion AUM registered investment advisor, to further complement Associated's investment and asset management capabilities, especially in Chicago
- Whitnell's 28 professionals provide affluent Mid-Western clients with a complete set of family office services centered around wealth management and generational wealth transfer
  - The acquisition adds a strong team to our existing Chicago-land private banking presence and introduces new services and capabilities to Associated's existing client base
  - The acquisition increases both assets under management and related run-rate revenue by more than 10%

Assets Under Management ("AUM")



($ in billions)
> $10Bn
$7.4
$8.0
$7.7
$8.3
$1.0
$9.2
2013
2014
2015
2016
Sept 2017[1]
ATC
Whitnell

Trust Service Fees and Brokerage and Annuity Commissions



($ in millions)
$61
$64
$64
$63
$73
$7
$15
$16
$15
$16
$17
$46
$48
$49
$47
$49
2013
2014
2015
2016
LTM Sept[2] 2017
Trust service fees
Whitnell
Brokerage & annuity commissions

[1] – Pro Forma Associated Trust Company ("ATC"), including Whitnell

[2] – Pro Forma Associated Trust Company, including Whitnell, for the twelve months ended September 30, 2017

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APPENDIX

12 OIL AND GAS UPDATE Period End Loans by Credit Quality Oil and Gas Allowance ($ in millions) ($ in millions) 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 5.5% 5.7% 6.7% 5.4% 5.2% $38 $38 $42 $33 $30 Total O&G Portfolio As of September 30, 2017 # of credits $ of commitments $ of outstandings % of total loans 56 credits $917 million $577 million 3% 21 credits 38% $423 million 46% $227 million 39% 1% Pass Potential Problem Loans Nonaccrual Oil and Gas Allowance Oil and Gas Allowance / Oil and Gas Loans 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 $398 $446 $413 $450 $446 $171 $75 $78 $37 $39 $127 $696 $147 $668 $134 $625 $114 $601 $92 New Business Since January 1, 2016 $577

13 3Q 2013 3Q 2014 3Q 2015 3Q 2016 3Q 2017 $2.2 $2.2 $3.2 $3.7 $2.6 $18.7 $21.1 $22.2 $22.6 12.1% 12.1% 15.6% 17.2% 11.7% Network Transaction Deposits (NTD) 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 0.05% 0.05% 0.05% 0.05% 0.06% 0.30% 0.31% 0.42% 0.52% 0.65% 0.78% 0.78% 0.79% 0.85% 0.97% NETWORK TRANSACTION DEPOSITS Deposits and Customer Funding Average Rates ($ in billions) Wealth Managers Quarter end September 30, 2017 Relationships Established Before September 30, 2012 20 relationships ~$2.6 billion ~12% of total deposits 13 relationships ~$2.0 billion ~75% of network transaction deposits Customer Funding Customer Deposits1 Savings Money Market without NTDTime Deposits Network Transaction Deposits Network Transaction Deposits as % of Total Deposits 1 – Total deposits excluding network transaction deposits Money Market with NTD (As Reported) $18.9

RECONCILIATION AND DEFINITONS OF NON-GAAP ITEMS

Efficiency Ratio	YTD 3Q13	YTD 3Q14	YTD 3Q15	YTD 3Q16	YTD 3Q17
Federal Reserve efficiency ratio	70.20 %	70.19 %	69.79 %	67.51 %	65.64 %
Fully tax-equivalent adjustment	(1.44)%	(1.35)%	(1.38)%	(1.32)%	(1.27)%
Other intangible amortization	(0.42)%	(0.40)%	(0.34)%	(0.20)%	(0.18)%
Fully tax-equivalent efficiency ratio	68.34 %	68.44 %	68.07 %	65.99 %	64.19 %

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio, which is a non-GAAP financial measure, is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.

Fee-based Revenue ($ millions)	3Q 2016	4Q 2016	1Q 2017	2Q 2017	3Q 2017
Trust service fees	$ 12	$ 12	$ 12	$ 12	$ 13
Service charges on deposit accounts	18	16	16	16	16
Card-based and other nondeposit fees	13	13	13	14	13
Insurance commissions	19	18	22	21	20
Brokerage and annuity commissions	4	4	4	4	4
Fee-based revenue	$ 66	$ 63	$ 67	$ 67	$ 66
Other	29	29	13	15	20
Total noninterest income	$ 95	$ 92	$ 80	$ 82	$ 86

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